UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2011
LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (IRS Employer Identification No.)

411 Fountain Lakes Boulevard, St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)
(636) 946-6525
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 4, 2011, an award of a total of 35,000 shares of restricted common stock of LMI Aerospace, Inc. (the “Company”), par value $0.02 per share, was made under the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan. Included among the individuals receiving awards of such restricted shares were the following executive officers: Lawrence E. Dickinson, Vice President, Chief Financial Officer and Secretary, received 2,500 restricted shares; Robert T. Grah, Vice President - Central Region of the Company and Chief Operating Officer of the Aerostructures segment, received 3,000 restricted shares; Michael J. Biffignani, Chief Information Officer and Director of Supplier Management and Procurement, received 2,000 shares; and Cynthia G. Maness, Vice President of Human Resources and Organizational Development, received 2,500 restricted shares. Each executive officer executed a restricted stock award agreement, the terms of which included a three-year cliff vesting period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2011

LMI AEROSPACE, INC.
By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary